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                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20552

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  January 26, 1998



                        SALIVA DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                       0-21284                  91-1549305
(State or other jurisdiction        (Commission               (IRS Employer
    or incorporation)               File Number)           Identification no.)


                             11719 N.E. 95TH STREET
                              VANCOUVER, WA  98682
                                 (360) 696-4800
               (Address, including zip code, and telephone number
                        of principal executive offices)


                                Not Applicable
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER

         Saliva Diagnostic Systems, Inc., a Delaware corporation (the "Company"), has entered into a securities purchase agreement dated as of January 26, 1998 in connection with a financing pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

         The following summary of the transaction is qualified in its entirety by the terms of the related agreements, filed herewith as exhibits to this Form 8-K

         THE TRANSACTION

                 The Company entered into a Securities Purchase Agreement with Biscount Overseas Limited (the "Investor") dated as of January 26, 1998 providing for the issuance and sale of shares of the Company's newly designated Series 1998-A Convertible Preferred Stock, stated value $1,000 per share (the "1998-A Preferred Stock") (the "Offering"). Pursuant to the Securities Purchase Agreement, the Company sold a total of 1,500 shares of the 1998-A Preferred Stock to the Investor for an aggregate purchase price of $1,500,000. The Investor is entitled to receive a number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), upon conversion of the 1998-A Preferred Stock as determined by dividing the purchase price of the 1998-A Preferred Stock by the lesser of (i) $0.3375 (as adjusted for certain capital events, which would include a reverse stock split), and (ii) 80% of the average closing bid price of the Common Stock for the five trading days prior to conversion, as reported by The Nasdaq Stock Market.

                 The Securities Purchase Agreement provides for an "Additional Offering" of up to $1,500,000 of an additional series of the Company's preferred stock (the "1998-B Preferred Stock") which the Investor may purchase at its option upon substantially the same terms as the Offering. This option, which must be exercised by the Investor on or prior to September 26, 1998, is subject to two limitations. First, if the closing bid price of the Common Stock is equal to or greater than $0.60 (as adjusted) for five consecutive trading days, the Company may give notice to the Investor that the election option will expire within 30 days. Second, if the Company enters into a strategic alliance or merger, the Investor's election option may be revoked immediately by the Company, subject to the payment by the Company to the Investor of a termination fee of $250,000, payable in cash or Common Stock. The 1998-B Preferred Stock will be convertible into a number of shares of Common Stock determined by dividing the purchase price of the 1998-B Preferred Stock by the lesser of (i) 80% of the average closing bid price of the Common Stock for the five trading days prior to conversion, and (ii) $0.3375 (as adjusted for certain capital events, including a reverse stock split); provided, however, that at no time shall the 1998-B Preferred Stock be convertible at less than 65% of the average closing bid price of the Common Stock for the five trading days prior to conversion.

                 The 1998-A Preferred Stock is convertible into shares of Common Stock on or prior to January 26, 2000, subject to the following restrictions. The Investor may convert up





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to (i) 25% the 1998-A Preferred Stock at any time from and after April 26,
1998; (ii) 50% of the 1998-A Preferred Stock at any time from and after May 26, 1998; (iii) 75% of the 1998-A Preferred Stock at any time from and after June 25, 1998; and (iv) all of the 1998-A Preferred Stock at any time from and after July 25, 1998.

                 In connection with the Offering, the Company also entered into a registration rights agreement with the Investor, pursuant to which the Company is required to file a registration statement covering resales of shares of the Common Stock issuable upon conversion of the 1998-A Preferred Stock.
The Company may be required to make certain payments to the Investor as damages if the registration statement is not filed on or before February 26, 1998 or is not declared effective by the Securities and Exchange Commission by April 26, 1998.

                 As placement agent for the Offering, Aryeh Trading, Inc. ("ATI") received certain compensation from the Company. The Company paid a cash fee of 7.5% of the gross proceeds of the Offering to ATI, and attorney's fees in connection with the Offering equal to 0.5% of the gross proceeds of the Offering to counsel to ATI. The Company also issued to ATI warrants to purchase up to 750,000 shares of Common Stock at an exercise price of $0.3375 per share, which expire on January 26, 2003 (the "Warrants"). ATI has certain registration rights with respect to the shares of Common Stock that may be issued upon exercise of the Warrants. In addition, the Company has agreed to issue to ATI additional warrants to purchase up to 250,000 shares of Common Stock on the same terms as the Warrants if and when the 1998-B Preferred Stock is issued.

         USE OF PROCEEDS

                 The Company intends to use the net proceeds from the Offering for working capital purposes.


         OUTSTANDING SECURITIES OF THE COMPANY

                 There were issued and outstanding on January 23, 1998 approximately 30,543,475 shares of Common Stock and no shares of Preferred Stock. On January 26, 1998, the Company issued to the Investor 1,500 shares of 1998-A Preferred Stock.

                 As of January 23, 1998, there were outstanding (i) stock options to purchase an aggregate of 3,097,915 shares of Common Stock at exercise prices ranging from $0.40 to $5.50 per share; (ii) warrants to purchase 1,380,000 shares of Common Stock which were issued in the Company's initial public offering, are exercisable at $1.25 per share, and expire March 31, 1998, unless extended by the Company; and (iii) warrants to purchase 567,216 shares which are exercisable at prices ranging from $0.50 to $4.00 per share. On January 26, 1998, the Company issued the Warrants to ATI.

         NASDAQ LISTING





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                 By letter dated October 27, 1997, The Nasdaq Stock Market,
Inc. ("Nasdaq") informed the Company that its Common Stock would be removed from The Nasdaq SmallCap Market if the current continued listing requirements were not met prior to January 27, 1998. The Nasdaq current continued listing requirements include maintaining a common stock minimum closing bid price of $1.00 or, alternatively, maintaining capital and surplus of $2,000,000 and a market value of the public float of $1,000,000. Under the new Nasdaq continued listing requirements effective February 22, 1998, the Company will be required to maintain a $1.00 minimum bid price and one of the following: net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

                 On January 27, 1998, the Company submitted to Nasdaq a request for a hearing on written submission to consider the Company's plan for meeting the continued listing requirements. Nasdaq granted such request and stayed the delisting action until the hearing, which is scheduled for February 26, 1998. On February 11, 1998, the Company submitted its plan of compliance for consideration at the hearing. There can be no assurance that Nasdaq will accept the Company's plan of compliance or that the Common Stock will not be delisted from The Nasdaq SmallCap Market.

                 If the Company is removed from the Nasdaq system, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements or in what are commonly referred to as "pink sheets."

ITEM 7.  EXHIBITS

 (c)     Exhibits

Number        Description

4.1 Certificate of Designations, Rights and Preferences of the Series 1998-A Convertible Preferred Stock

10.1 Securities Purchase Agreement dated as of January 26, 1998 between the Company and Biscount Overseas Limited

10.2 Registration Rights Agreement dated as of January 26, 1998 between the Company and Biscount Overseas Limited

10.3 Placement Agent Agreement dated as of January 26, 1998 between the Company and Aryeh Trading, Inc.





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                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Saliva Diagnostic Systems, Inc.



DATE:  February 13, 1998         By:        /s/ Kenneth J. McLachlan
                                          ------------------------------------
                                          Kenneth J. McLachlan
                                          President and Chief Executive Officer

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                        SALIVA DIAGNOSTIC SYSTEMS, INC.

                                 EXHIBIT INDEX

Number      Description

4.1 Certificate of Designations, Rights and Preferences of the Series 1998-A Convertible Preferred Stock

10.1 Securities Purchase Agreement dated as of January 26, 1998 between the Company and Biscount Overseas Limited

10.2 Registration Rights Agreement dated as of January 26, 1998 between the Company and Biscount Overseas Limited

10.3 Placement Agent Agreement dated as of January 26, 1998 between the Company and Aryeh Trading, Inc.